Exhibit 10.8

AMENDMENT NO. 1 TO AT THE MARKET OFFERING AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of July 2, 2025, to the At The Market Offering Agreement dated as of December 20, 2024 (the “Original Agreement”), by and between Uranium Energy Corp. (the “Company”) and Goldman Sachs & Co. (the “Lead Manager”) and the co-managers set forth therein (each, a “Co-Manager” and, together with the Company and the Lead Manager, the “Parties”), is being executed at the direction of the Parties. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Original Agreement. The Parties desire to amend the Original Agreement as set forth in this Amendment as follows:

1.    Effective as of the date of this Amendment, the Original Agreement is hereby amended to remove all references to Eight Capital as a party to the Original Agreement. Without limiting the generality of the foregoing, all references to Eight Capital as a co-manager or agent under the Agreement, including any related rights, duties, and obligations, are hereby deleted in their entirety.

2.     Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

3.    This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Lead Manager. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

4.    EACH OF THE COMPANY AND THE LEAD MANAGER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

6.    Each of the Company and the Lead Manager agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Lead Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

7.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

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The Parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

COMPANY:
Uranium Energy Corp.

By:	/s/ Amir Adnani
Name: Amir Adnani
Title: President and CEO

LEAD MANAGER:
Goldman Sachs & Co. LLC

By:	/s/ Daniel M. Young
Name: Daniel M. Young
Title: Managing Director

[Signature Page to Amendment No. 1]